UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  11/01/2005

PW Eagle, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-18050

Minnesota	41-1642846
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1550 Valley River Drive, Eugene, Oregon 97401
(Address of principal executive offices, including zip code)

541-343-0200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 2.01.    Completion of Acquisition or Disposition of Assets

On November 1, 2005, PW Eagle, Inc. ("PW Eagle"), announced in a press release that its wholly-owned subsidiary, USPoly Company, LLC ("USPoly"), had completed the previously announced sale of its interest in WL Plastics Corporation ("WL Plastics"). The transaction was completed on November 1, 2005. As a result of the transaction, USPoly sold its equity interest in WL Plastics via a merger of WLP Acquisition Corp., a special purpose entity and wholly-owned subsidiary of WLP Holding Corporation formed by several private equity funds unaffiliated with PW Eagle or USPoly, with and into WL Plastics. USPoly received cash proceeds of $23.5 million in exchange for its shares of WL Plastics.

The full text of the press release announcing the completion of the transaction is set forth in Exhibit 99.1 attached hereto and is incorporated in this Current Report as if fully set forth herein.

Item 9.01.    Financial Statements and Exhibits

(a) Financial statements: None.
(b) Pro forma financial information: None.
(c) Exhibits:
    99.1 Press Release dated November 1, 2005

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PW Eagle, Inc.

Date: November 07, 2005	By:	/s/ Scott Long
Scott Long
Chief Financial Offcier

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release dated November 1, 2005